EXHIBIT 10.1

                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE
                     ---------------------------------------

     THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Assignment"), dated effective January 1, 2006 (the "Effective Date"), is from ALTEX OIL CORPORATION, a Utah corporation whose address is PO Box 1057, Breckenridge, Colorado 80424-1057 ("Assignor") to Wellstar Corporation, 11990 Grant St. Ste 500, Northglenn, CO 80226. ("Assignee").

     For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains, conveys to Assignee all of Assignor's right, title and interest, in and to the following (all of which are called the "Assets"):

1. The oil and gas leases and other interests described in Exhibit A (the "Leases"), all right, title and interest in and to the oil, gas and all other hydrocarbons, whether liquid or gaseous (the "Hydrocarbons"), in, on or under or that may be produced from the lands covered by the Leases (the "Lands") after the Effective Date.

2. The oil and gas wells located on the Leases and Lands and described in Exhibit A (the "Wells"), and all personal property and equipment associated with the Wells as of the Effective Date.

3. The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, to the extent that they relate to or affect any of the interests described in Paragraphs 1 and 2 or the production of Hydrocarbons from the Leases, the Lands and the Wells.

4. The rights, to the extent transferable, in and to Hydrocarbon sales, purchase, gathering, transportation and processing contracts, operating agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments relating to the interests described in Paragraphs 1, 2 and 3.

5. All of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way, easements and other surface rights located on or used in connection with the properties and interests described in Paragraphs 1 through 4, to the extent that they are located on the Leases or Lands and are used in connection with the Wells.

6. The files, records, data and information relating to the items described in Paragraphs 1 through 5, maintained by Assignor.

     TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

     This Assignment is made and accepted expressly subject to the following terms and conditions:

A. THIS ASSIGNMENT IS MADE WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY KIND OR CHARACTER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND ASSIGNOR HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

B. This assignment is subject to all reservations and conveyances of record including, but not limited to, the interests previously conveyed from the surface of the earth down to 3,000' or the bottom of the Fort Union Formation (whichever is deeper) in that certain Assignment, Conveyance and Bill of Sale dated May 29, 2001 from DNR Oil & Gas, Inc., et al. to Independent Production Company, Inc. recorded in Book 1680 of Photos at page 512 of the records of Campbell County, Wyoming.

C. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given with respect to the Assets. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets.

D. Assignee assumes and agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating or maintaining of the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets, relating to periods before, on and after the Effective Date, including, without limitation, all obligations arising under the agreements covering or relating to the Assets.


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E.   This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

F. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute but one instrument.

     EXECUTED on the date contained in the acknowledgment of this instrument, to be effective for all purposes as of the Effective Date.

     ASSIGNOR:
     ALTEX OIL CORPORATION

     By: /s/ Steven H. Cardin
        ---------------------
     Steven H. Cardin, President

                                 ACKNOWLEDGMENT
                                 --------------

     STATE OF COLORADO          )
                                ) ss.
     COUNTY OF DENVER           )

     The foregoing instrument was acknowledged before me this 9th day of December 2005 by Steven H. Cardin, President of ALTEX OIL CORPORATION, a Utah corporation, on behalf of such corporation.

     Witness my hand and official seal.

     My commission expires 6/23/07.

     /s/ Elizabeth L. Rutherford
     ---------------------------
     Notary Public


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     EXECUTED on the date contained in the acknowledgment of this instrument, to be effective for all purposes as of the Effective Date.

     ASSIGNEE:
     Wellstar Corporation

     By: /s/ Dale Mayer
        ---------------
     Dale Mayer, President



                                 ACKNOWLEDGMENT
                                 --------------

     STATE OF COLORADO          )
                                ) ss.
     COUNTY OF ADAMS            )

     The foregoing instrument was acknowledged before me this 27th day of December 2005 by Dale Mayer as President of Wellstar Corporation, a Colorado corporation, on behalf of said corporation.

     Witness my hand and official seal.

     My commission expires 11/2/08

     /s/ Julie N. Harding
     --------------------
     Notary Public